Exhibit 10.2

FORM OF LEASE

THIS COMMERCIAL SINGLE TENANT TRIPLE NET LEASE (“Lease”) is made and entered into this the ___day of _____, 2020, by and between _________________, a Kentucky limited liability company, _________________ (“Landlord”), and IMAC HOLDINGS, INC., a Delaware Corporation, 1605 Westgate Circle, Brentwood, Tennessee, 37027 (“Tenant”).

W I T N E S S E T H:

The parties hereto agree as follows:

1.       Description. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain real property known as 2537 Larkin Road, Lexington, Kentucky 40503 (“the Premises”).

2.       Primary Term. The primary term of this Lease (“Primary Term”) shall commence on the date Landlord acquires title to the Premises (“the Commencement Date”) and shall terminate on the end of the fifth Lease Year (as hereinafter defined). The term “Lease Year” as used herein shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Commencement Date if the Commencement Date shall occur on the first day of a calendar month; if not, then the first Lease Year shall commence upon the first day of the calendar month next following the Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year. If the Commencement Date is not on the first day of a calendar month, Tenant shall pay rent for the fractional month from the Commencement Date to the end of the calendar month in which the term commences on a per diem basis (calculated on the basis of a thirty-day month).

3.       Base Rent and Security Deposit. Tenant shall pay to Landlord at Landlord’s address set out above, or at such other place as Landlord may designate in writing, the sum of Ten Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($10,833.33) per month (“the Base Rent”), due and payable in advance on or before the first day of each and every month during the Primary Term of this Lease; provided, however, the first six (6) months of Base Rent and any partial Base Rent if the Commencement Date is not on the first day of a calendar month shall be paid at closing on the Commencement Date.

If Tenant shall fail to pay, when the same is due and payable, any rent or other amounts or charges set out in this Lease, Tenant shall pay Landlord a service charge equal to five percent (5%) of the past due sum. In addition, interest shall accrue on all past due sums at a rate equal to one and one-half percent (1 1/2%) per month. Notwithstanding the service charge and interest charge, Tenant shall be in default of any payment required to be made by Tenant if not made at or before the times herein stipulated.

On the Commencement Date, Tenant shall deposit with Landlord the sum of Ten Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($10,833.33) (“the Security Deposit”), which Security Deposit shall be held by Landlord, without obligation for interest, as security for the full timely and faithful performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by any event of Tenant’s default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of the Landlord, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that Landlord shall have determined all of Tenant’s obligations under this Lease have been fulfilled. Subject to the other terms and conditions contained in this Lease, if the Premises are conveyed by Landlord, the Security Deposit may be turned over to Landlord’s grantee, and if so, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and its application or return.

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4.       Option. Provided Tenant is not in default under this Lease, Tenant shall have the option to renew this Lease for one (1) additional period of five (5) years, upon the terms and conditions hereof, including increased Base Rent as set forth below. The option shall begin immediately after the termination of the primary term. The option to renew shall be exercised by Tenant giving written notice to Landlord of Tenant’s desire to exercise the option at least six (6) months prior to the end of the primary term. The Base Rent for the renewal term shall be Twelve Thousand Four Hundred Fifty-Eight Dollars and Thirty-Three Cents ($12,458.33) per month, due and payable on or before the first day of each and every month.

5.       Taxes, Utilities, Insurance and Miscellaneous Expenses of Tenant. Tenant shall be responsible for and pay (a) all real property taxes on the Premises; (b) all sewer usage or rental, refuse removal, and all utilities, including gas, water, heat, and electricity, consumed in or charged for the Premises; (c) all upkeep maintenance, repair, replacement and other costs in connection with the Premises in order for the Premises to be in a first class, professional and businesslike manner including, but not limited to, the roof, foundation, walls, utility lines, structural and nonstructural portions of the Premises, Tenant’s trade fixtures and equipment, sidewalks, parking lot, landscaping, snow removal, ceilings, signage, interior decorations, floor coverings, wall coverings, doors, exterior and interior glass, plumbing fixtures, light fixtures and bulbs, keys and locks, fire extinguishers, HVAC system, electrical, gas, steam, sprinkler and mechanical facilities, and other systems and equipment that are located at the Premises; and (d) all insurance in accordance with paragraph 5 below. This is a triple net lease. All Base Rent paid to Landlord shall be absolute net to Landlord. The real property taxes on the Premises shall initially be paid by Landlord, but Tenant shall reimburse Landlord for such cost within fifteen (15) days after Tenant receives a copy of the tax bill. All other expenses shall be paid by Tenant directly to the payees before such payments become past due.

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6.       Insurance. Tenant, from this day and at all times during the term of this Lease, shall procure, maintain and keep in force (a) fire and other casualty insurance on the improvements on the Premises in amounts to be reasonably determined by Landlord to insure Landlord’s interest therein with Landlord named as the insured and Landlord’s lender named as an additional insured, and (b) comprehensive general public liability insurance for claims for personal injury, death, and property damage arising out of Tenant’s use or occupancy of the Premises having limits of at least $2,000,000.00 combined personal injury and property damage with Landlord named as an additional insured. The policies of insurance will be issued by a company or companies licensed in the Commonwealth of Kentucky. Said company or companies will provide that such policies will not be modified, amended, terminated or canceled without the insurance company first giving Landlord written notice thereof, at least thirty (30) days before any such event shall become effective. All such policies will carry any property deductible on the improvements of five thousand dollars ($5,000.00) or less.

At least thirty (30) days before any such policy expires, Tenant shall supply Landlord with a substitute therefor, together with evidence the premiums therefore were paid. If Tenant fails to do so, Landlord may procure such policies or pay such premiums. In such case, all amount so paid by Landlord, with interest thereon at the rate of 12% per annum from the time of payment, shall be added to the next installment of monthly rent becoming due, and shall be collected as an additional charge.

7.       Waiver of Subrogation. Landlord and Tenant hereby release each other and each other’s employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring in, on or about or to the Premises, or personal property at the Premises by reason of fire or other casualty which could be insured against under a standard fire and extended coverage insurance policy, regardless of cause, including the negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that such insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party. Because the provisions of this subsection are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this subsection and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this subsection.

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8.       Use and Occupancy. Tenant covenants and agrees that it shall use and occupy the Premises for its medical, chiropractic, functional medicine, and physical therapy services and administrative support offices and for no other purpose.

9. Government Compliance. Tenant shall, at its expense, comply with all federal, state and local governmental laws and regulations, foreseen and unforeseen, whether or not the same requires structural repairs, replacements or additions and whether or not such requirements result or arise from Tenant’s use or occupancy of the Premises.

10.       Hazardous Materials. Tenant shall not cause or permit the presence, use, disposal, storage or release of any Hazardous Substances on or in the Premises that is in violation of any Environmental Law. Tenant shall promptly give Landlord written notice of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Premises and any Hazardous Substances or Environmental Law of which Tenant has actual knowledge. If Tenant learns, or is notified by any governmental or regulatory authority, that any removal or other remediation of any Hazardous Substances affecting the Premises is necessary, Tenant shall promptly take all necessary remedial action in accordance with Environmental Law.

As used in this paragraph 10, “Hazardous Substances” are those substances defined as toxic or hazardous substances by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials. As used in this paragraph 10, “Environmental Law” means federal, state or local laws which relate to health, safety or environmental protection.

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11.       Alterations, Additions, and Trade Fixtures. Tenant may not make any additions, alterations or improvements to the Premises over Five Thousand Dollars ($5,000) without the written consent of Landlord which shall not be unreasonably withheld. Any alterations, additions, or improvements made upon the Premises, except trade fixtures owned by Tenant which are removed promptly upon termination of the Lease without damage to the Premises and put in at the expense of Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the termination of this Lease without molestation or injury.

12.       Liens. If, because of any act or omission of Tenant or any person claiming by, through, or under Tenant any mechanic’s lien or other lien shall be filed against the Premises or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within ten (10) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys’ fees, resulting therefrom or by reason thereof. Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent due hereunder, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the maximum rate per annum permitted by law until paid.

13.       Subordination. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Premises by so declaring in such mortgage; and the recording of any such mortgage shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Tenant shall, at Landlord’s request, execute and deliver to Landlord, without cost, any reasonable instrument which may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease. Notwithstanding the foregoing, no default by Landlord under any such mortgage shall affect Tenant’s rights hereunder so long as Tenant is not in default under this Lease. Landlord shall use its best efforts to obtain appropriate non-disturbance agreements in favor of Tenant from all existing and any future holders of mortgages on the Premises (provided, that Landlord’s inability to procure any such non-disturbance agreements shall not constitute a default by Landlord hereunder). Tenant shall, in the event any proceedings are brought for the foreclosure of any such mortgage, attorn to the purchaser upon any such foreclosure and recognize such purchaser as the landlord under this Lease.

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Tenant acknowledges and agrees that Landlord may assign its interest in this Lease and/or its rights to receive rent hereunder to a lender as collateral security for a loan from such lender to Landlord. Tenant agrees to cooperate with Landlord in connection with such assignment to a lender (including, but not limited to submission by Tenant to such lender of Tenant’s financial statements, so long as such lender agrees to keep Tenant’s financial statements and other information confidential).

14.       Fire or Other Casualty. It is understood and agreed that if the Premises are damaged or destroyed in whole or in part by fire or other casualty during the term hereof, Landlord shall have the option to (a) repair and restore the same to good tenantable condition with reasonable dispatch or (b) keep any insurance proceeds, terminate this Lease and have Tenant vacate and surrender the Premises. Landlord shall provide to Tenant written notice of the option Landlord elects. If the Lease is not terminated, Tenant shall continue to pay rent during the period the Premises are being repaired and restored and shall continue to pay rent and any other charges under this Lease through the end of the Lease term.

15.       Indemnity. Tenant agrees to be responsible for any damage to the Premises and all costs, losses, claims, expenses or other liabilities which may result from any use of the Premises, or any act done thereon by Tenant or any person coming or being thereon by the license of Tenant, express or implied, and will also indemnify and hold Landlord harmless from any such cost, loss, claim, expense or other liability arising therefrom, including but not limited to reasonable attorney’s fees.

16.       Condition of Premises at Time of Lease. Tenant acknowledges that it has examined the Premises prior to the making of this Lease, finds the same in good condition, and accepts the same in its present state. Tenant further acknowledges that no representation as to the condition or state of repairs thereof, or promises to decorate, alter, repair or improve the Premises has been made by Landlord.

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17.       Care of Premises. Tenant shall maintain the property in a first class, professional and businesslike manner. Tenant shall not perform any acts or carry on any practices which may injure the improvements or be a nuisance or menace to others, including neighbors. Tenant shall keep the Premises clean and free from rubbish, dirt, snow and ice at all times. Tenant shall be responsible for all landscaping and mowing which shall be maintained consistent with its current condition.

All personal property of any kind or description whatsoever upon or in the Premises shall be at Tenant’s sole risk. Landlord shall not be liable for any damage either to person or property sustained by Tenant or other persons, or for damage or loss suffered by the business or occupation of Tenant due to the building or any part thereof becoming out of repair or arising from any acts or neglect of others.

Nor shall Landlord be responsible for any loss or damage to stock, merchandise, or other property in or about the Premises, whether belonging to Tenant or to others and whether resulting from repairs made by Landlord to the Premises or failure to repair or any cause whatsoever.

If Tenant fails to perform any of its obligations under Section 5 above or this Section 17 and such failure is not cured within thirty (30) days following written notice from Landlord, Tenant shall not only be in default of this Lease but Landlord shall also have the right to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord on demand for all reasonable expenses incurred by Landlord in performing such obligation, and interest thereon at the rate of one and one-half percent (1 1/2%) per month from the date such expenses were incurred. Landlord’s performance of Tenant’s obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

18.       Access to Premises. Subject to prior notice (notice may be via email) being provided to Tenant, Landlord shall have the right to enter upon the Premises at all reasonable business hours for the purpose of inspecting same.

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19.       Termination. Tenant agrees that upon the termination of this Lease, in any way, that it will yield up the Premises to Landlord in as good a condition as when the same was entered upon by Tenant, ordinary wear and tear and acts of God only accepted.

20.       Holding Over. It is hereby agreed that in the event Tenant holds over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary. In the event of holding over beyond the natural termination date, the Base Rent shall be adjusted upward 25% over the prior Base Rent beginning with the first month of said hold-over.

21.        Assignment and Subletting. This Lease may not be assigned or sublet in whole or in part or assigned by Tenant without the prior written consent of Landlord, which may be withheld for any reason. Any assignment by Landlord of its rights under this Lease shall release Landlord from all liability under this Lease arising thereafter.

22.       Default. The Landlord may, if he so elects and with or without any demand or notice whatsoever, forthwith terminate this Lease upon the happening of any one or more of the following events:

(a) The default of Tenant in the payment of rent at the time and place specified.

(b) The default of Tenant in the prompt and full performance or compliance with any covenant, restriction, limitation or provision of this Lease to be conformed or complied with by Tenant.

(c) The levy under execution upon the leasehold interest of Tenant or the attachment thereof by process of law or an assignment by Tenant of Tenant’s assets for the benefit of any creditor.

(d) The assignment, transfer, hypothecation, mortgage or subletting of the Premises without the prior written consent of Landlord.

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Landlord may, but need not, treat the occurrence of any one or more of the foregoing events of default as a breach of this Lease and thereupon may, at Landlord’s option, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

(i) Landlord may terminate this Lease and shall be entitled to possession of the Premises. Landlord may make its election to terminate known to Tenant by delivery of a written notice of termination. Such termination shall be immediately effective, and Landlord shall be entitled forthwith to recover possession of the Premises. Tenant waives all other notices in connection with such termination.

(ii) Landlord may recover possession of the Premises through summary proceedings.

(iii) Regardless of whether Landlord has terminated this Lease, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, and the Base Rent and all other sums due under this Lease including, but not limited to, those set out in paragraphs 5 and 6 above, as they become due hereunder; provided Tenant shall be entitled to a credit against such amounts equal to the amounts received by Landlord by reletting the Premises if Landlord so relets the Premises.

(iv) Landlord may relet all or any part of the Premises. Tenant shall be responsible for all costs of re-letting. Tenant shall pay Landlord on demand any deficiency for such re-letting or Landlord’s inability to do so and shall be liable to Landlord for all loss and damage sustained by Landlord on account of the Premises remaining unleased or being let for less than the rent specified herein.

(v) Tenant agrees Landlord may file suit to recover any sums falling due under the terms of this paragraph from time to time, whether by acceleration or otherwise, and that any suit or recovery of any portion due Landlord hereunder shall be no defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

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(vi) Tenant agrees to pay, as additional rent due on demand, all costs incurred by Landlord, including all court costs and reasonable attorney’s fees, in the enforcement of any of the rights, terms, or covenants of this Lease, whether suit is brought or not. Such sums shall become due and payable immediately upon notice to Tenant by Landlord of the amount of any such costs incurred by Landlord.

(vii) Landlord may have specific performance of Tenant’s obligations.

(viii) Landlord may cure Tenant’s defaults and recover the costs of curing as additional rent due on demand together with interest thereon at the rate of one and on-half percent (1 1/2%) per month from the date such expenses were incurred.

Any rights which Landlord shall exercise under the provisions of this paragraph shall in no way waive or limit any other rights of Landlord, and each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other right, remedy and benefit provided, or any other rights, remedies and benefits allowed by law. Including, but not limited to, performing any upkeep maintenance, repair replacement, and other costs in connection with the Premises as set out in Sections 5 and 17 above. Landlord’s performance of Tenant’s obligations shall not be deemed a waiver or release of Tenant therefrom.

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23.       Bankruptcy or Insolvency.

Neither Tenant’s interest in this Lease , nor any interest therein of Tenant nor any estate hereby created in Tenant, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law. In the event the estate created in Tenant hereby shall be taken, in execution or by other process of law; or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of Tenant shall be appointed by reason of the insolvency or inability of Tenant to pay its debts, or if any assignment shall be made of the property of Tenant for the benefit of creditors, then and in any such events, Landlord may at its option terminate this Lease and all rights of Tenant hereunder, by giving to Tenant notice in writing of the election of Landlord to so terminate, in which event this Lease shall cease and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the term of this Lease, and Tenant shall vacate and surrender the Premises but shall remain liable as herein provided. Tenant shall not cause or give cause for the institution of legal proceedings seeking to have Tenant adjudicated bankrupt, reorganized or rearranged under the bankruptcy laws of the United States, and shall not cause or give cause for the appointment of a trustee or receiver for the assets of Tenant and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under the bankruptcy law, or the appointment of a trustee or receiver of Tenant, or its assets, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this Section 23 shall be deemed a material breach of Tenant’s obligation hereunder, and upon such breach by Tenant, Landlord may, at its option and in addition to any other remedy available to Landlord, terminate this Lease and all rights of Tenant hereunder, by giving to Tenant notice in writing of the election of Landlord to so terminate. Notwithstanding anything to the contrary contained in this Section 23, in the event, for any reason whatsoever, the interest of Tenant in this Lease is subject to assignment or sale by the Bankruptcy Court, then, and in that event, all proceeds of such sale or assignment shall be paid to Landlord and not to Tenant nor to the bankruptcy estate. Neither Tenant’s interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC §101 et. seq.), as the same may be amended from time to time. It is understood and agreed that this Lease is a lease of real property as such lease is described in Section 365 of the Bankruptcy Code, as the same may be amended from time to time. Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Premises, an amount equal to all Base Rent and other charges otherwise due pursuant to this Lease. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease are the following: (i) the cure of any monetary defaults and reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; (ii) the deposit of an additional sum equal to not less than three (3) months’ Base Rent to be held by Landlord as a security deposit, which sum shall be determined by Landlord, in its sole discretion, to be a necessary deposit to secure the future performance under the Lease of Tenant or its assignee; (iii) the use of the Premises as set forth in Section 8 of this Lease are unchanged; and (iv) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security.

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24.       Re-Renting. Subject to prior arrangements being made with Tenant, Tenant hereby agrees that for a period commencing 180 days prior to the termination of this Lease, Landlord may show the Premises to prospective tenants and may display about the Premises. In the event of default of Tenant, Landlord may show the Premises and display signs advertising the Premises for lease.

25.       Severability. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

26.       Notice. Whenever under this Lease a provision is made for notice of any kind, such notice shall be deemed sufficient if such notice to Tenant is in writing addressed to Tenant at its address set out above or at the Premises and deposited in the mail with postage prepaid and if such notice to Landlord is in writing addressed to Landlord’s address set out above and deposited in the mail with postage prepaid.

27.       Waiver. The failure of Landlord to insist upon the strict and prompt performance of the terms, covenants, agreements and conditions herein, or any of them by Tenant shall not constitute or be construed as a waiver or relinquishment of Landlord’s right thereafter to enforce any such term, covenant, agreement or condition, and the same shall continue in full force and effect.

28.       Estoppel Certificate. Tenant, within ten (10) business days following receipt of a written request from Landlord, shall execute, acknowledge, and deliver to Landlord or to any lender, purchaser, or prospective lender or purchaser designated by Landlord a written statement certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, and (iii) that there are not, to Tenant’s knowledge, any uncured defaults (or specifying such defaults if any are claimed). Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Premises. Tenant’s failure to deliver such statement within such ten (10) day period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord’s performance hereunder.

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29.       Governing Law. The terms of this Lease shall be governed by the laws of the Commonwealth of Kentucky.

30.       Binding Effect. The covenants, conditions and agreements made and entered into by the parties hereto are declared binding on their respective heirs, successors, representatives and assigns.

31.       Quiet Enjoyment. Upon due performance of its covenants and agreements under this Lease, Landlord covenants that Tenant shall and may at all times peacefully and quietly have, hold, and enjoy the Premises during the lease term.

32.       Modifications. No changes, additions, or modifications made to this Lease shall be binding unless in writing and signed by both parties.

33.       Headings. The headings are for convenience and reference only and shall not be used to limit or otherwise affect the meaning of any provision of this Lease.

34.       Time of Essence. Time is expressly declared to be of the essence of this Lease.

35.       Entire Agreement. This Lease supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between them.

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IN WITNESS WHEREOF, the parties hereto have set their hands this the day and year first above written.

LANDLORD:

_________________

By:
Its:

TENANT:

IMAC HOLDINGS, INC.

By:
Its:

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